UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2017

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004
(Address of principal executive offices) (Zip Code)

(212) 658-7470
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 7.01. Regulation FD Disclosure.
On April 10, 2017, the Special Deputy Commissioner posted the following announcement to “ambacpolicyholders.com.” This website is maintained by the Wisconsin's Commissioner of Insurance, as Rehabilitator of the Segregated Account. This announcement contains the views of the Special Deputy Commissioner and does not represent the views of Ambac Financial Group, Inc. (“Ambac” or the “Company”) or any of its affiliates.
In the Rehabilitator’s Annual Report Supplement filed with the Rehabilitation Court on December 16, 2016, the Rehabilitator charged the Special Deputy Commissioner (the “SDC") with providing additional guidance regarding the status of the Rehabilitation of the Segregated Account of Ambac Assurance Corporation (AAC), by the end of the first quarter of 2017.
Since that time, the SDC has engaged in discussions with the Company, policy beneficiaries, and other stakeholders to advance the goal of achieving a durable exit from Rehabilitation by the Segregated Account of AAC. As a result, the SDC has recommended to the Rehabilitator that the Company be allowed to further engage with stakeholders in an effort to reach a comprehensive consensual agreement for a durable plan of exit from Rehabilitation by the Segregated Account of AAC. The Rehabilitator has agreed with such recommendation; however, the parties recognize that any such plan is subject to further review and that it will need to be approved by the Rehabilitator as well as the Rehabilitation Court. If a consensual plan acceptable to the Rehabilitator is not developed within the next sixty days, the Rehabilitator may pursue a plan that he believes will provide for a durable exit and that is protective of policyholders.
The Rehabilitator and the SDC are supportive of the Company’s efforts to continue, over the next sixty days, to work diligently to reach an agreement for a durable plan which will enable the Segregated Account of AAC to exit from Rehabilitation. The SDC will continue to monitor this process closely and the Rehabilitator reserves the right to take all actions allowed or required under applicable law with respect to the Segregated Account of AAC, including the pursuit of the Rehabilitator's own aforementioned exit plan.
The Rehabilitator has not advised Ambac on what plan he is considering in the event that the Company is unable to implement a consensual plan within the time permitted by the Rehabilitator.
The information furnished pursuant to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated:	April 10, 2017	By:	/s/ William J. White
First Vice President, Corporate Secretary and Assistant General Counsel